SIXTH AMENDMENT TO CREDIT AGREEMENT



          SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 15, 1995 (this "Amendment"), to the Revolving Credit, Factoring and
Security Agreement, dated as of September 20, 1993, as amended by letter agreement Re: Amendment to Credit Agreement with respect to the Mississippi Property, dated June 14, 1994, (the "First Amendment"), and by letter agreement Re: Amendment to Credit Agreement with respect to Additional Guarantors, dated August 24, 1994 (the "Second Amendment"), and by the Third Amendment to Credit Agreement, dated as of February 25, 1995 (the "Third Amendment"), and by the Fourth Amendment to Credit Agreement, dated as of March
1, 1995 (the "Fourth Amendment"), and by the Fifth Amendment to Credit Agreement, dated as of June 28, 1995 (the "Fifth Amendment") (as so amended, and as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), between THE
CIT GROUP/COMMERCIAL SERVICES, INC. ("Lender") and SALANT
CORPORATION ("Borrower").

                           W I T N E S S E T H :

          WHEREAS, Lender and Borrower are parties to the Credit
Agreement; and

          WHEREAS, Borrower has requested Lender to amend the Credit Agreement to increase the Maximum Credit (as defined therein) for the months of August, September and October of 1995;
and

          WHEREAS, Lender is willing to make such amendment to the Credit Agreement upon the terms and subject to the conditions set forth in this Amendment.

          NOW, THEREFORE, in consideration of the premises, the parties hereto agree, effective as of the Effective Date hereof (as defined below), as follows:

          1. Defined Terms. Initially capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in the Credit Agreement.

          2.   Ledger Debt.   The following defined term is hereby
added to Section 1 of the Credit Agreement, as Section 1.50.1 thereof:

          "1.50.1   'Ledger Debt' shall mean all now existing and
hereafter arising indebtedness of Borrower to Lender relating to Borrower's purchase of goods or services from any Person whose accounts receivable are factored or financed by Lender."

          3.   Obligations.    Section 1.63 of the Credit Agreement
is amended in its entirety to read as follows:

          "1.63     'Obligations' shall mean any and all
          obligations, liabilities and indebtedness of Borrower to Lender of every kind and description now existing and hereafter arising under this Agreement and the other Financing Agreements, however evidenced, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, whether arising before, during or after the initial or any renewal term hereof, or after the commencement of any case with respect to Borrower under the Bankruptcy Code or any similar statute, including, without limitation, all principal, interest, financing charges, early termination and other fees, commissions and expenses payable to Lender, including, but not limited to, reasonable attorneys' fees and disbursements, chargeable to Borrower and due from Borrower under this Agreement and the other Financing Agreements, and including, but not limited to, all Ledger Debt."

          4.   Maximum Credit.     Section 3.3 of the Credit
Agreement is amended in its entirety as follows:

          "3.3 Maximum Credit

          The aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations at any time outstanding (the "Maximum Credit") shall not exceed $120,000,000, provided, however, that solely for, and at all times during, the months of March, April, May, June, July, August, September and October of 1995, such outstanding amount shall not exceed the amount set forth below opposite each such month, and provided further, however, that during the first twenty (20) days of each month, the Maximum Credit may equal but not exceed the higher of (i) the Maximum Credit on the last day of the immediately preceding month or (ii) the amount set forth below opposite such month:

                    Month               Amount

                    March               $132,000,000
                    April               $135,000,000
                    May                 $130,000,000
                    June                $132,000,000
                    July                $130,000,000
                    August              $135,000,000
                    September           $135,000,000
                    October             $130,000,000

               Notwithstanding anything to the contrary contained herein, the Maximum Credit as of November 21, 1995 and thereafter shall not exceed $120,000,000."

          5.   Conduct of Accounts; Cross-Collateralization.     Section
3.7(d) of the Credit Agreement is amended in its entirety as follows:

          "(d) All loans, advances, interest, fees, commissions, costs, expenses, or other charges hereunder, under the other Financing Agreements or in connection herewith or therewith, and any and all Revolving Loans, and, upon the occurrence and during the continuance of an Event of Default, any and all Ledger Debt, may be charged directly to any account(s) of Borrower maintained by Lender."

          6.   Events of Default.

          (a) Section 8.1(a)of the Credit Agreement is amended in its entirety as follows:

               "(a) Borrower shall fail to pay any of the Obligations (other than Ledger Debt) when due; or".

          (b) The "," at the end of Section 8.1(r) is hereby deleted and replaced with "; or ".

          (c)  The following subsection is added to Section 8.1 as
Section 8.1(s) thereof:

               "(s) Borrower shall fail to pay Ledger Debt which is due and payable without any claim or right of offset in an aggregate amount of at least Two Million Five Hundred Thousand $2,500,000 Dollars for more than sixty (60) days beyond the due date thereof."

          7. Effectiveness. This Amendment shall become effective on the date (the "Effective Date") Lender shall have received each of the following:

          (a) The written consent of all Participants to the execution and delivery of this Amendment by Lender.

          (b) Counterparts of this Amendment, duly executed and delivered by Borrower and Lender.

          (c) The due execution of the Consent of Guarantors attached hereto as Exhibit A, executed by all of the Guarantors.

          8. Continuing Effect of Credit Agreement. Except as expressly amended, no other amendments or modification to the Credit Agreement are intended or implied and the Credit Agreement remains in full force and effect in accordance with all of its existing terms and provisions.

          9. Counterparts. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which, when taken together, shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, Lender and Borrower have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                         THE CIT GROUP/COMMERCIAL SERVICES, INC.


                         By:
                         Title:


                         SALANT CORPORATION

                         By:
                         Title:


                           CONSENT OF GUARANTORS

          Each of the undersigned, CLANTEXPORT, INC., DENTON MILLS, INC, FROST BROS. ENTERPRISES, INC., SLT SOURCING, INC. and VERA LICENSING, INC., each a Guarantor under its respective Guarantee, each dated as of September 30, 1993 and SALANT CANADA INC. and J.J. FARMER CLOTHING, INC. each a Guarantor under its respective Guaranty (Unlimited Liability), each dated as of September 20, 1994 (individually, in the case of each of the foregoing Guarantors, its "Guarantee"), made in favor of The CIT Group/Commercial Services, Inc. ("Lender") pursuant to the Credit Agreement as defined in the
Sixth Amendment to Credit Agreement, dated as of August        ,
1995, between Lender and Borrower (the "Amendment") to which this Consent is attached, hereby consents to the Amendment and hereby confirms and agrees that its Guarantee is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, on or after the Effective Date (as defined in the Amendment), each reference in its Guarantee to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the Amendment.

          IN WITNESS WHEREOF, each of the undersigned has caused this Consent of Guarantors to be duly executed and delivered by its authorized officer as of the 15th day of August, 1995.

CLANTEXPORT, INC.             FROST BROS. ENTERPRISES, INC.

By:                           By:

Title:                             Title:


DENTON MILLS, INC.            SLT SOURCING, INC.

By:                           By:

Title:                             Title:


VERA LICENSING, INC.               SALANT CANADA INC.


By:                           By:

Title:                             Title:


J.J. FARMER CLOTHING INC.

By:

Title: